Exhibit 10.1
Louisiana-Pacific Corporation
Non-Employee Directors Compensation Plan
1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
(a)    Establishment. The Board adopted the Louisiana-Pacific Corporation Non-Employee Directors Compensation Plan (as amended from time to time, the “Plan”) on November 2, 2018 (the “Effective Date”).
(b)    Purpose. The purpose of the Plan is to give the Company an advantage in attracting and retaining Non-Employee Directors and to link the interests of Non-Employee Directors to those of the Company’s stockholders.
(c)    Term of Plan. The Plan commenced on the Effective Date and will remain in effect until the Board terminates it pursuant to Section 7 hereof.
2.    DEFINITIONS AND CONSTRUCTION.
(a)    Definitions. The following defined terms have the meanings set forth below:
(i)    “Affiliate” means any person that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company.
(ii)    “Annual Retainer” means the cash retainer fee established by the Board in accordance with Section 5(a) and paid to a Non-Employee Director for services performed as a member of the Board for a Plan Year.
(iii)    “Award” has the meaning given to such term under the Incentive Plan.
(iv)    “Beneficiary” means the person entitled under Section 6(e) to receive payment of the balances remaining in a Non-Employee Director’s Cash Account and/or DSU Account in case such Non-Employee Director dies before the entire balance in such Cash Account and/or DSU Account has been paid.
(v)    “Board” means the Board of Directors of the Company.
(vi)    “Cash Account” means a recordkeeping account in a Non-Employee Director’s name to which his or her cash retainer fees not immediately payable to him or her and, if applicable, interest earned on such fees, are credited.
(vii)    “Change of Control” means:
(A)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (I) the then outstanding Shares (the “Outstanding Company Stock”) or (II) the

combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (C) of this definition; or
(B)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(C)    Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (III) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(D)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, if an amount is “deferred compensation” for purposes of Code Section 409A, and if payment of such amount would be accelerated or otherwise triggered upon a “Change in Control,” then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an amount would, for example, vest and be paid on a “Change in Control” as defined herein but payment of such amount would violate the provisions of Code Section 409A, then the amount shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).
(viii)    “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.
(ix)    “Common Stock Fair Market Value” means the closing price of publicly traded Shares on the national exchange on which the Shares are listed as of a particular date.
(x)    “Company” means Louisiana-Pacific Corporation, a Delaware corporation, or any successor corporation thereto.
(xi)    “Deferral Election Form” means such document(s) or form(s), which may be electronic, as prescribed and made available from time to time by the Compensation Committee, whereby a Non-Employee Director elects to defer all or a portion of his or her Annual Retainer to his or her Cash Account or exchange all or a portion of his or her Annual Retainer and/or all of his or her Restricted Stock Units for an Award of Deferred Stock Units.
(xii)    “Deferred Stock Unit” means a deferred stock unit (which Award is a form of restricted stock grant under the Incentive Plan) granted under the Incentive Plan.
(xiii)    “Director” means any individual who is a member of the Board.
(xiv)    “DSU Account” means a recordkeeping account in the Non-Employee Director’s name to which Deferred Stock Units are credited.
(xv)    “Effective Date” has the meaning ascribed to it in Section 1(a).
(xvi)    “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Exchange Act section will be construed to refer to the successor provision to such Exchange Act section.
(xvii)    “Incentive Plan” means the Company’s 2013 Omnibus Stock Award Plan, as amended from time to time, or a successor plan.
(xviii)    “Installment Payment” has the meaning ascribed to it in Section 5(a).

(xix)    “Non-Employee Director” means a Director who, at the time in question, is not an employee of the Company or any of its Affiliates.
(xx)    “Plan” has the meaning ascribed to it in Section 1.
(xxi)    “Plan Year” means the 12 month period beginning on January 1 and ending on the next following December 31.
(xxii)    “Restricted Stock Unit” means a restricted stock unit (which Award is a form of restricted stock granted under the Incentive Plan) granted under the Incentive Plan.
(xxiii)    “Separation from Service” or “Separate from Service” means ceasing to be a Director of the Company for any reason. Notwithstanding anything to the contrary, the determination of whether an individual has had a Separation from Service will be made in accordance with Code Section 409A and the regulations thereunder.
(i)     “Shares” means the common stock, $1.00 par value, of the Company, as adjusted from time to time.
(ii)    “Termination Date” means the date on which a Non-Employee Director has a Separation from Service.
(b)    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.    ADMINISTRATION.
(a)    The Board. The Plan will be administered by the Board. The Board will act by a majority of its members at the time in office and eligible to vote on any particular matter, and may act either by a vote at a meeting or in writing without a meeting.
(b)    Authority of the Board. Except as limited by law and subject to the provisions herein, the Board has full power to: construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of the Plan. Further, the Board will make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3(a), the Board may delegate some or all of its authority under this Plan.
(c)    Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including the Company, its stockholders, all Affiliates, Non-Employee Directors and their estates and beneficiaries.
4.    ELIGIBILITY.

Each Non-Employee Director of the Board during a Plan Year will participate in the Plan for that year.
5.    ANNUAL RETAINER AND RESTRICTED STOCK UNIT GRANT.
(a)    Amount Payable in Cash. Each Non-Employee Director will be entitled to receive an Annual Retainer in the amount determined from time to time by the Board. Until changed by resolution of the Board, the Annual Retainer will be $80,000 for each Non-Employee Director, provided that the Annual Retainer for the (i) Chair of the Audit Committee and the Compensation Committee will be increased by $15,000, (ii) Chair of the Nominating Committee and the Chair of the Environmental, Quality Compliance Committee will be increased by $10,000, and (iii) the Chair of the Board will be increased by $225,000.
        The Annual Retainer will be paid in quarterly cash installments (the “Installment Payments”) to the Non-Employee Director, payable on the first day of the second month in each quarter (i.e., February 1, May 1, August 1, and November 1), for the given quarter’s service. Each Installment Payment to a Non-Employee Director will equal the quotient of the Non-Employee Director’s Annual Retainer divided by four. Any Non-Employee Director who first becomes a Non-Employee Director during a quarter will be entitled to a prorated Installment Payment for that quarter based on such Non-Employee Director’s days of service for the applicable quarter.
(b)    Restricted Stock Unit Grant. Each Non-Employee Director will be entitled to receive a grant of Restricted Stock Units, which grant will be made under the Incentive Plan, as of the date that is seven (7) calendar days following the date of any annual meeting of the stockholders of the Company at which such Non-Employee Director is elected or re-elected to serve in such position. The amount of the Restricted Stock Unit grant will be determined from time to time by the Board. Until changed by resolution of the Board, the number of Shares subject to each Restricted Stock Unit grant for each Non-Employee Director will be equal to $120,000 divided by the Common Stock Fair Market Value on the date of the grant. The Restricted Stock Units may be subject to restrictions and conditions in the event a Non-Employee Director ceases to be a Non-Employee Director, in accordance with the terms of the Incentive Plan and the applicable award agreement. Any Non-Employee Director who first becomes a Non-Employee Director during a year will be entitled to a prorated Restricted Stock Grant for that year based on such Non-Employee Director’s days of service until the next annual meeting.
6.    DEFERRAL OF ANNUAL RETAINER AND RESTRICTED STOCK UNITS.
(a)    Deferral of Annual Retainer. Any Non-Employee Director may elect to defer the cash compensation payable to him or her under Section 5(a) for the Plan Year by completing a Deferral Election Form, pursuant to which he or she elects to (i) defer all or a portion of his or her Annual Retainer to his or her Cash Account and/or (ii) exchange all or a portion of his or her Annual Retainer for an Award of Deferred Stock Units. For purposes of clause (i) above, each Installment Payment deferred to a Non-Employee Director’s Cash Account will be credited with interest, compounded monthly, from the date the cash would otherwise have been payable under Section 5(a) until the amount credited to his or her Cash Account is paid to the Non-Employee Director. The rate of interest credited for each quarter will be the annual rate on 30-year Treasury securities, as of the first business day of each quarter, on an annual basis. For purposes of clause (ii) above, the number of Deferred Stock Units to be awarded will be determined by dividing the amount of the Annual Retainer to be exchanged by the Common Stock Fair Market Value as of the date(s) on which the Annual Retainer would otherwise have been paid. Deferred Stock Units will be issued upon the date on which the Cash Retainer would otherwise have been paid and credited to the Non-Employee Director’s DSU Account.
(b)    Deferral of Restricted Stock Units. Any Non-Employee Director may elect to defer settlement of the Restricted Stock Units payable to him or her under Section 5(b) for the Plan Year by completing a Deferral Election Form, pursuant to which he or she elects to exchange all of his or her Restricted Stock Units for an Award of Deferred Stock Units. The Deferred Stock Units will be awarded at a rate of one Deferred Stock Unit for each Restricted Stock Unit and shall be issued upon the date that the Restricted Stock Units would have otherwise settled in Shares and credited to the Non-Employee Director’s DSU Account. For the avoidance of doubt, a Non-Employee Director may not elect to defer Restricted Stock Units to his or her Cash Account.
(c)    Dividend Voting and Other Rights. Non-Employee Directors will have no rights of ownership in the Shares underlying the Deferred Stock Units, no right to current dividends, and no right to vote the Shares underlying the Deferred Stock Units until the date on which the Shares underlying the Deferred Stock Units are issued pursuant to the Deferral Election Form. However, from and after the grant date of the Deferred Stock Units and until the Deferred Stock Units are settled in Shares, on the date the Company pays a dividend (if any) to holders of Shares generally, Non-Employee Directors holding Deferred Stock Units will be credited with dividend equivalent additional Deferred Stock Units equal to the number obtained by dividing (i) the amount of the dividend the Non-Employee Director would have received had he or she owned a number of Shares equal to the number of Deferred Stock Units then credited to his or her DSU Account by (ii) the Common Stock Fair Market Value on the day before the date of the dividend payment. These dividend equivalent Deferred Stock Units shall be credited to the Non-Employee Director’s DSU Account and paid to such Non-Employee Director only if, and at the same time as, the Shares for such underlying DSUs are distributed to such Non-Employee Director pursuant to the terms of this Plan.
(d)    Timing and Form of Distribution. The amount (or portion thereof, as applicable) in a Non-Employee Director’s Cash Account and/or DSU Account will be distributed, or will begin to be distributed, to him or her or, in the event of his or her death, to his or her Beneficiary, as soon as administratively possible, but in any event within thirty (30) days following the earliest of:
(i)    the date(s) specified by the Non-Employee Director in his or her Deferral Election Form(s);
(ii)    the Non-Employee Director’s Termination Date; and
(iii)    the date on which a Change in Control occurs.
(e)    Beneficiary. A Non-Employee Director may designate any person to whom payments are to be made if the Non-Employee Director dies before receiving payment of all amounts due hereunder. A Beneficiary Designation form becomes effective only after the signed form is filed with the Secretary of the Company while the Non-Employee Director is alive, and will cancel any prior Beneficiary Designation form. If the Non-Employee Director fails to designate a Beneficiary or if all designated Beneficiaries predecease the Non-Employee Director, the Non-Employee Director’s Beneficiary will be his or her estate.
7.    AMENDMENT AND TERMINATION.
The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.
8.    MISCELLANEOUS.
(a)    Indemnification. Each person who is or has been a member of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit, or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in a settlement approved by the Company, or paid by that person in satisfaction of any judgment in any such action, suit, or proceeding against that person, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the action, suit or proceeding before that person undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which an individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.
(b)    Successors. All obligations of the Company under the Plan with respect to a given Plan Year will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.
(c)    Reservation of Rights. Nothing in this Plan or in any award agreement granted hereunder will be construed to limit in any way the Board’s right to remove a Non-Employee Director from the Board.
(d)    Source of Shares. The Restricted Stock Units and Deferred Stock Units that may be paid pursuant to the Plan shall be issued as restricted stock awards under the Incentive Plan subject to all of the terms and conditions of the Incentive Plan, and only to the extent that Shares remain available for issuance under the Incentive Plan. The terms and conditions of the Incentive Plan are incorporated into and made a part of this Plan with respect to any Restricted Stock Units and Deferred Stock Units paid pursuant to this Plan, and any awards of Restricted Stock Units or Deferred Stock Units shall be governed by and construed in accordance with the provisions of the Incentive Plan. In the event of any inconsistency between the Incentive Plan and this Plan with respect to Restricted Stock Units or Deferred Stock Units, the terms of the Incentive Plan shall control. The Plan does not constitute a separate source of Shares for the grant of the Restricted Stock Units and Deferred Stock Units described herein.
9.    LEGAL CONSTRUCTION.

(a)    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.
(b)    Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
(c)    Requirements of Law. The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals required by any governmental agencies or national securities exchanges.
(d)    Securities Law and Tax Law Compliance.
(i)    Insider Trading. To the extent any provision of the Plan or action by the Board would subject any Non-Employee Director to liability under Section 16(b) of the Exchange Act, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.
(ii)    Section 409A. This Plan is intended to comply with Code Section 409A and the regulations thereunder, and will be administered and interpreted in accordance with such intent. If the Company determines that any provision of the Plan is or might be inconsistent with the requirements of Code Section 409A, it will attempt in good faith to make such changes to the Plan as may be necessary or appropriate to avoiding a Non-Employee Director’s becoming subject to adverse tax consequences under Code Section 409A. No provision of the Plan will be interpreted to transfer any liability for a failure to comply with Code Section 409A from a Non-Employee Director or any other individual to the Company. Notwithstanding anything to the contrary herein, if the Compensation Committee determines that the Non-Employee Director is a “specified employee” (within the meaning of Code Section 409A(a)(2)(B)), then notwithstanding any provision in the Plan to the contrary, payments triggered by the Non-Employee Director’s Termination Date will not be paid until six months after the Non-Employee Director’s Termination Date or until the Non-Employee Director’s earlier death. The foregoing six-month delay provision will not affect the timing of payments that would otherwise be paid more than six months after the Non-Employee Director’s Termination Date.
(e)    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a Non-Employee Director by the Company, nothing contained herein will give any rights to a Non-Employee Director that are greater than those of a general creditor of the Company.
(f)    Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of Delaware, determined without regard to its conflict of law rules.
(g)    Nontransferability. A Non-Employee Director’s Cash Account, DSU Account and any Restricted Stock Units or Deferred Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to Cash Accounts, DSU Accounts, Restricted Stock Units and Deferred Stock Units will be available during the Non-Employee Director’s lifetime only to the Non-Employee Director or the Non-Employee Director’s guardian or legal representative. The Board may, in its discretion, require a Non-Employee Director’s guardian or legal representative to supply it with evidence the Board deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Non-Employee Director.

EXHIBIT A
LOUISIANA-PACIFIC CORPORATION
NON-EMPLOYEE DIRECTORS COMPENSATION PLAN
DEFERRAL ELECTION FORM: ANNUAL RETAINER

Please complete and return this Deferral Election Form to [_______] so that it is received by Louisiana-Pacific Corporation (the “Company”) on or before December 31 of the year prior to the year in which you intend to (i) defer all or a portion of your Annual Retainer to your Cash Account and/or (ii) exchange all or a portion of your Annual Retainer for an Award of Deferred Stock Units under the Louisiana-Pacific Corporation Non-Employee Directors Compensation Plan (the "Plan"). However, if you are newly eligible to participate in the Plan, you may complete and return this Deferral Election Form during the 30-day period following the date on which you became eligible to participate in the Plan. Capitalized terms used in this Deferral Election Form and not defined herein shall have the meaning ascribed to them in the Plan.

_________________________ First Name	_________________________ Middle Name	_________________________ Last Name
___________________________________ Street Address	_______________ City	________ State	______________ Zip Code

ELECTION TO DEFER ANNUAL RETAINER
As a non-employee director on the Company’s Board, you may elect to:

(i)
defer receipt of all or a portion of your Annual Retainer, which will be credited to the Cash Account established for you under the Plan as of the date(s) you would have otherwise been paid your Annual Retainer.

(ii)
exchange all or a portion of your Annual Retainer for an award of Deferred Stock Units, which will be credited to the DSU Account established for you under the Plan as of the date(s) you would have otherwise been paid your Annual Retainer.

This election will be applied to your Annual Retainer effective January 1 of the year following the year in which you make and file this election. This election will remain in effect for each subsequent year until you file a new Deferral Election Form with the Company. Any new election will not be effective until January 1 of the year following the year in which the new election is made and filed.
However, if you are a new participant in the Plan, and you make and file this election during the 30-day period following the date on which you became a participant in the Plan, your election will be applied to your Annual Retainer paid after your Deferral Election Form is filed.

Please complete the following:

(A)	I elect to defer a whole percentage of my Annual Retainer equal to ________% (0% - 100%) to my Cash Account

(B)	I elect to exchange a whole percentage of my Annual Retainer equal to ________% (0% - 100%) for an award of Deferred Stock Units under the terms of the Plan.
*Note that the aggregate percentage included in (A) and (B) above cannot exceed 100%.

ELECTION OF DISTRIBUTION DATE
The amount in your Cash Account and/or your Deferred Stock Units will be settled and/or distributed to you on the earliest to occur of (i) your Termination Date; (ii) the date on which a Change in Control occurs; and (iii) the date you elect pursuant to this Deferral Election Form, in accordance with the terms of the Plan. If you do not elect a date below, the amount in your Cash Account and/or your Deferred Stock Units (as applicable) will be settled and/or distributed upon the earlier of your Termination Date and the date on which a Change in Control occurs.
This election will be applied to your Cash Account and/or Deferred Stock Units credited to your DSU Account beginning on January 1 of the year following the year in which you make and file this election. Following your initial election, you may elect a different date by filing a new Deferral Election Form with the Company in accordance with the terms of the Plan; however, a new election following your initial election (1) must be filed with the Committee no later than 12 months prior to the distribution date you initially elected, (2) will not become effective until 12 months following the date your new election is made and filed, and (3) must elect a distribution date that is at least 5 years after the date you initially elected.

☐ I elect to receive payment of my Cash Account in a lump sum on _____________ ___, ______.
☐ I elect to receive a distribution (in Shares) of my Deferred Stock Units on _____________ ___, ______.

This Deferral Election Form, the Plan and the Incentive Plan are intended to comply with the applicable requirements of Code Section 409A and will be limited, construed and interpreted in a manner so as to comply therewith. I acknowledge and agree that the Company reserves the right to amend my election, the Plan and the Incentive Plan at any time to comply with the requirements of Code Section 409A.

AGREEMENT AND AUTHORIZATION
I understand that my elections are subject to review and final approval by the Company, and that my elections are governed by the terms and conditions of the Plan, as may be amended from time to time. The Plan and related Plan materials (if any) have been made available to me, and I have had the opportunity to ask questions and receive answers regarding the terms and conditions of the Plan. I hereby certify that the above information about me is true, accurate, and complete. I authorize the Company to make the appropriate deductions, as indicated on this form, from my Annual Retainer. I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making any election to defer compensation in order to determine the tax effects and other implications of my participation in the Plan.

_____________________________________________________ Participant Signature	___________________________ Date
(h)

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EXHIBIT B
LOUISIANA-PACIFIC CORPORATION
NON-EMPLOYEE DIRECTORS COMPENSATION PLAN
DEFERRAL ELECTION FORM: RESTRICTED STOCK UNIT GRANT

Please complete and return this Deferral Election Form to [_______] so that it is received by Louisiana-Pacific Corporation (the “Company”) on or before December 31 of the year prior to the year in which you intend to exchange all of your Restricted Stock Units for Deferred Stock Units under the Louisiana-Pacific Corporation Non-Employee Directors Compensation Plan (the "Plan"). However, if you are newly eligible to participate in the Plan, you may complete and return this Deferral Election Form during the 30-day period following the date on which you became eligible to participate in the Plan. Capitalized terms used in this Deferral Election Form and not defined herein shall have the meaning ascribed to them in the Plan.

_________________________ First Name	_________________________ Middle Name	_________________________ Last Name
___________________________________ Street Address	_______________ City	________ State	______________ Zip Code

ELECTION TO RECEIVE DEFERRED STOCK UNITS
As a non-employee director on the Company’s Board, you are scheduled to receive a grant of Restricted Stock Units in [2019]. This Restricted Stock Unit grant date will coincide with the Company’s 2019 annual meeting. [On such date], you will be granted a number of Restricted Stock Units equal to $120,000 divided by the Common Stock Fair Market Value on the date of the grant. [These Restricted Stock Units will vest as follows: __________.]
Under the terms of the Plan, you may elect to defer the settlement (in Shares) of all of your Restricted Stock Units by exchanging such Restricted Stock Units for an award of Deferred Stock Units, which will be credited to the DSU Account established for you under the Plan, as of the date your Restricted Stock Units would have otherwise settled. Upon making a timely deferral election, your Restricted Stock Units will remain subject to the same vesting terms but shall be exchanged for Deferred Stock Units on the original vesting date on the basis of one Deferred Stock Unit for each Restricted Stock Unit, and no Shares will be issued to you at the time such Shares would otherwise be issued under the Incentive Plan.

Please complete the following:

•
I elect to defer the settlement (in Shares) of the Restricted Stock Units granted to me under the [2019] Restricted Stock Unit grant by exchanging my Restricted Stock Units for an award of Deferred Stock Units as follows:

☐ I elect to defer the settlement (in Shares) of 100% of my Restricted Stock Units.

ELECTION OF DISTRIBUTION DATE
Your Deferred Stock Units will be settled and distributed on the earliest to occur of (i) your Termination Date; (ii) the date on which a Change in Control occurs; and (iii) the date you elect pursuant to this Deferral Election Form, in accordance with the terms of the Plan. If you do not elect a date below, your Deferred Stock Units will be settled and distributed upon the earlier of your Termination Date and the date on which a Change in Control occurs.

☐ I elect to receive a distribution (in Shares) of my Deferred Stock Units on _____________ ___, ______.

I understand that by making this election, I will not receive Shares payable upon the vesting of my Restricted Stock Units and instead will receive Deferred Stock Units, which will be settled and distributed in Shares on the date elected above. I further understand that my election for the [calendar year] is irrevocable.

This Deferral Election Form, the Plan and the Incentive Plan are intended to comply with the applicable requirements of Code Section 409A and will be limited, construed and interpreted in a manner so as to comply therewith. I acknowledge and agree that the Company reserves the right to amend my election, the Plan and the Incentive Plan at any time to comply with the requirements of Code Section 409A.

AGREEMENT AND AUTHORIZATION
I understand that my elections are subject to review and final approval by the Company, and that my elections are governed by the terms and conditions of the Plan, as may be amended from time to time. The Plan and related Plan materials (if any) have been made available to me, and I have had the opportunity to ask questions and receive answers regarding the terms and conditions of the Plan. I hereby certify that the above information about me is true, accurate, and complete. I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making any election to defer compensation in order to determine the tax effects and other implications of my participation in the Plan.

_____________________________________________________ Participant Signature	___________________________ Date

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